POWER OF ATTORNEY
                                       FOR
                       SECURITIES AND EXCHANGE COMMISSION
                               AND RELATED FILINGS

                        --------------------------------

                  The undersigned Director of THE JAPAN FUND, INC. (the "Fund") hereby appoints WILLIAM GIVENS, his attorney-in-fact and agent, in all capacities, to execute and to file any documents relating to the Registration Statement of the Fund on Forms N-1A and N-14 under the Investment Company Act of 1940, under the Securities Act of 1933, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto, covering the registration statement and the sale of shares by the Fund, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders rulings or filings of proxy materials. The undersigned grants to said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

                  The undersigned Director hereby executes this Power of Attorney as of this 2nd day of June, 2005.


/S/ OSAMU NAGAYAMA
--------------------------------
Osamu Nagayama
Director